Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT
The Board of Directors
Darling International Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001 and a change in the method of accounting for and reporting of disposals of long-lived assets and discontinued operations in 2002.
KPMG LLP

Dallas, Texas
November 13, 2003